EXHIBIT 4.4

                         GALACTICOMM TECHNOLOGIES, INC.,

                         SECURITY CAPITAL TRADING, INC.

                                       AND

                       FIRST EQUITY CORPORATION OF FLORIDA




                                ----------------




                       REPRESENTATIVES' WARRANT AGREEMENT







                        Dated as of ______________, 1998




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         REPRESENTATIVES' WARRANT AGREEMENT, dated as of , 1998, between
GALACTICOMM TECHNOLOGIES, INC., a Florida corporation (the "Company"), SECURITY CAPITAL TRADING, INC. ("Security Capital") and FIRST EQUITY CORPORATION OF FLORIDA ("First Equity") (hereinafter collectively referred to sometimes as the "Holders" or the "Representatives").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue to the Representatives warrants ("Warrants") to purchase up to an aggregate of 150,000 shares of Common Stock (as defined in Section 8.3 hereof), as more fully described in the Company's registration statement on Form SB-2 (the "Registration Statement"), as filed with the Securities and Exchange Commission (registration no. 333-39805) and/or up to an aggregate of 150,000 Common Stock Purchase Warrants (the "Underlying Warrants");

         WHEREAS, the Representatives have agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of __________, 1998 among the Representatives and the Company to act as the co-managing underwriters in connection with the Company's proposed public offering (the "Public Offering") of up to 1,725,000 shares ("Public Shares") of Common Stock at an initial public offering price of $6.00 per share and up to 1,725,000 Redeemable Common Stock Purchase Warrants ("Public Warrants") at an initial public offering price of $.10 per Public Warrant;

         WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the initial Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representatives and/or their respective designees who are officers or partners of the Holder (or the officers or partners of any such person) or NASD members participating in the Company's Public Offering (or the officers or partners of any such person) (collectively, "Designees") in consideration for, and as part of the Representatives' compensation in connection with, the Representatives acting as the co-managing underwriters of the Public Offering pursuant to the Underwriting Agreement.

         NOW, THEREFORE, in consideration of the premises, the payment by the Representatives to the Company of an aggregate of $75.00, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. GRANT. The Holders (and/or their respective Designee(s)) are hereby granted the right to purchase, at any time or from time to time after __________, 1999 [the first anniversary of the closing of the Public Offering] and before 5:00 p.m., New York time, on ___________________________________ [the fifth anniversary of the closing of the Public Offering] (the "Exercise Period"), up to an aggregate of 150,000 shares of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $9.90 [165% of the public offering price] per Share and/or up to an aggregate of 150,000 Underlying Warrants at an initial exercise price of $.165 per Underlying Warrant [165% of the initial public offering price of a Public Warrant], subject to the terms and conditions of this Agreement; such right to be allocated as set forth in the


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last sentence of this Section 1. The Underlying Warrants are each exercisable to purchase one (1) Share at a price of $12.375 per share (the "Underlying Warrant Shares"). The Holder may purchase, upon exercise of this Warrant, either the Shares or the Underlying Warrants or both. The Common Stock issuable upon exercise of the Warrants (and the Underlying Warrant Shares issuable upon exercise of the Underlying Warrants is in all respects identical to the Common Stock being sold to the public pursuant to the terms and provisions of the Underwriting Agreement. The Underlying Warrants are in all respects identical to the Public Warrants issued pursuant to the Warrant Agreement dated ______________, 1998 (the "Public Warrant Agreement") between the Company and Continental Stock Transfer and Trust Co., as Warrant Agent and sold to the public pursuant to the terms and provisions of the Underwriting Agreement, except that (i) the Warrant Price (as defined in the Warrant Agreement) shall be $12.375 [165% of the exercise price of a Public Warrant] per Underlying Warrant Share and (ii) the Underlying Warrants shall not be subject to redemption by the Company under any circumstances. Of the Warrants to purchase 150,000 Shares and 150,000 Underlying Warrants, Security Capital shall receive Warrants to purchase ______________ Shares and ___________ Underlying Warrants, and First Equity shall receive Warrants to purchase _______________ Shares and _________________ Underlying Warrants.

         Section 2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreementshall be in the form set forth as EXHIBIT A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         Section 3. EXERCISE OF WARRANT.

         3.1 The Warrants initially are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $9.90 per Share and $.165 per Underlying Warrant purchased payable by certified or official bank check. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares and Underlying Warrants purchased at the Company's principal offices in Florida (presently located at 4101 S.W. 47th Avenue Suite 101, Ft. Lauderdale, FL 33314), the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased and/or a certificate or certificates for the Underlying Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Shares or fractional Underlying Warrants). In the case of the purchase of less than all the Shares or Underlying Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares or Underlying Warrants purchasable thereunder.

         3.2 EXERCISE BY SURRENDER OF WARRANTS. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant Certificates in the manner specified in Section 3.1. The number of Shares


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to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of Shares in respect of which the Warrants are exercised and (b) a fraction, the numerator of which shall be the number of Shares in respect of which the Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price (hereinafter defined) of the shares of Common Stock. The number of Underlying Warrants to be issued pursuant to this Section 3.2 shall be equal to the difference between (a) the number of Underlying Warrants in respect of which the Warrants are exercised and (b) a fraction, the numerator of which shall be the number of Underlying Warrants in respect of which the Warrants are exercised multiplied by the Exercise Price and the denominator of which shall be the Market Price of the Underlying Warrants. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date whichever of (i) or (ii) is greater.

         3.3 MARKET PRICE. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) when referring to the Common Stock, the last reported shale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by the Nasdaq SmallCap Market ("Nasdaq SmallCap") or by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by Nasdaq, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it or (ii) when referring to an Underlying Warrant, the Market Price shall equal the difference between the Market Price of the Common Stock and the Exercise Price of the Underlying Warrant.

         Section 4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants and payment of the full exercise price therefor, the issuance of certificates for shares of Common Stock and Underlying Warrants and/or other securities, properties or rights underlying such Warrants and, upon the exercise of the Underlying Warrants, the issuance of certificates of shares of Common Stock and/or other securities, properties or rights underlying such Underlying Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof and such certificates shall (subject to the provisions of Sections 5 and 7 thereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the persons or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


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         The Warrant Certificates and the certificates representing the Shares and the Underlying Warrants and the shares of Common Stock underlying the Underlying Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants or the Redeemable Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. Certificates representing Shares and Underlying Warrants, and the shares of Common Stock underlying each Underlying Warrant (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be dated as of the Notice Date (regardless of when executed or delivered) and dividend bearing securities so issued shall accrue dividends from the Notice Date.

         Section 5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of , in whole or in part, for a period of one (1) year from the effective date of the Registration Statement, except to officers and partners of the Representatives or to other NASD members participating in the Public Offering (or their officers or partners).

         Section 6. EXERCISE PRICE.

         6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $9.90 per share of Common Stock and $0.165 per Underlying Warrant. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof. Any transfer of a Warrant shall constitute an automatic transfer and assignment of the registration rights set forth in
Section 7 hereof with respect to the Securities or other securities properties or rights underlying the Warrants.

         6.2 EXERCISE PRICE. The term "Exercise Price" as used herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

         Section 7. REGISTRATION RIGHTS.

         7.1 SECURITIES ACT OF 1933 LEGEND. The Shares, the Underlying Warrants and any of the other securities issuable upon exercise of the Warrants, and the shares of Common Stock or other securities issuable upon exercise of the Underlying Warrants (the "Warrant Securities"; such shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Underlying Warrants, the "Warrant Shares") have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to the Registration


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Statement. All of the representations and warranties of the Company contained in the underwriting Agreement relating to the Registration Statement, the Preliminary Prospectus and Prospectus (as such terms are defined in the Underwriting Agreement) and made as of the dates provided therein, are incorporated herein by reference. The Company agrees and covenants promptly to file post-effective amendments to such Registration Statement as may be necessary in order to maintain its effectiveness and otherwise take such action as may be necessary to maintain the effectiveness of the Registration Statement as long as any Warrants are outstanding. In the event that, for any reason whatsoever the Company shall fail to maintain the effectiveness of the Registration Statement, the certificates representing the Warrant Securities shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

         7.2 PIGGYBACK REGISTRATION. If, at any time during the period commencing on the date hereof and ending on ________________________ [the fifth anniversary of the date hereof], the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8, Form S-4 or a successor form) it will give written notice by delivery in person, registered or certified mail (postage prepaid, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, at least thirty (30) days prior to the filing of each such registration statement, to the Representatives and to all other Holders of the Warrants and/or Warrant Securities of its intention to do so. Such notice shall continue to be given by the Company with respect to any future registrations so long as any Warrant Shares remain unregistered. If any of the Representatives or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any Warrant Shares in such proposed registration statement, the Company shall afford each of the Representatives and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Shares registered under such registration statement; provided however, that the Company shall not be obligated to comply with the registration request if (a) such Warrant Shares may be publicly sold by the Holders thereof pursuant to an effective and current registration statement that permits the method of distribution desired by the Holders or (b) the Holders receive an opinion of counsel to the Company that the Warrant Shares may be freely traded without registration pursuant to Rule 144 of the Act or otherwise.

         Notwithstanding the foregoing, if in the case of an underwritten offering by the Company, the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the Warrant Shares requested to be included in the registration concurrently with the


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other securities being registered, when added to such other securities, would exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the offering and sale of such Warrant Shares shall be delayed for such period, not to exceed ninety (90) days, as such managing underwriter shall request. In the event of a delay as provided in the preceding sentence, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary, to permit the proposed offering and sale of such Warrant Shares for a period of ninety (90) days immediately following the end of such period of delay. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such post-effective amendment or new registration statement (other than the fees of the Holders' counsel and other than the underwriting discounts, commissions and expenses on the sale of the Warrant Shares).

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3 DEMAND REGISTRATION.

                  (a) At any time during the period commencing on the date hereof and ending on ____________________________________, 2003 [the fifth anniversary of the effective date of the Registration Statement], the Holders of the Warrants and/or Warrant Securities representing a Majority of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representatives and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for six (6) consecutive months from the effective date of such registration statement by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within twenty (20) days after receiving notice from the Company of such request. However, the Company shall not be obligated to comply with the registration request if (i) such Warrant Shares may be publicly sold by the Holders thereof pursuant to an effective and current registration statement that permits the method of distribution desired by the Holders or (ii) the Holders receive an opinion of counsel to the Company that the Warrant Shares may be freely traded without registration pursuant to Rule 144 of the Act or otherwise.

                  (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Securities within ten
(10) days from the date of the receipt of any such registration request.


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                  (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time during the period commencing on the date hereof and ending on ______________________________ [five years after the effective date of the Registration Statement], the Holders of a Majority of the Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement so as to permit a public offering and sale for six (6) consecutive months from the effective date of such registration statement by such Holders of their Warrant Shares; provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto (including the reasonable costs of the Company's counsel with respect to such registration) shall be at the expense of the Holder or Holders making such request. However, the Company shall not be obligated to comply with the registration request if (a) such Warrant Shares may be publicly sold by the Holders thereof pursuant to an effective and current registration statement that permits the method of distribution desired by the Holders or (b) the Holders receive an opinion of counsel to the Company that the Warrant Shares may be freely traded without registration pursuant to Rule 144 of the Act or otherwise.

                  (d) No right of the Holders under this Section 7.3 shall be deemed to have been exercised if with respect to such right:

                  (A) the requisite notice given by Holders pursuant to this
         Section 7.3 is withdrawn prior to the date of filing of a registration statement or if a registration statement filed by the Company under the Securities Act pursuant to this Section 7.3 is withdrawn prior to its effective date, in either case, by written notice to the Company from the Holders of fifty percent (50%) or more of the Warrants and/or Warrant Securities to be included or which are included in such registration statement stating that such Holders have elected not to proceed with the offering contemplated by such registration statement because a registration statement filed by the Company pursuant to this
         Section 7.3, in the reasonable opinion of counsel for such Holders or the managing underwriter of the proposed public offering, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than any such statement or omission relating to such Holders and based on information supplied or failed to be supplied by such Holders) and the Company has not, promptly after written notice thereof, corrected such statement or omission in an amendment filed to such registration statement pursuant to Section 7.4(k); or

                  (B) a registration statement pursuant to this Section 7.3 shall have become effective under the Securities Act and (i) the underwriters shall not purchase any Warrant Shares because of a failure of a condition contained in the underwriting agreement due to an act of the Company relating to the offering covered by such registration statement or (ii) less than 85% of the Warrant Shares included therein


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         shall have been sold as a result of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court.

         7.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

                  (a) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

                  Notwithstanding the foregoing, the Company shall be entitled to postpone, for a period of not more than ninety (90) days after receipt of a request to effect a registration, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 7.3 hereof if, at any time, it receives a request for registration, the Board of Directors of the Company determines in its reasonable business judgment that such registration and offering would require the public disclosure of material non-public information concerning any pending or ongoing material transaction or negotiation involving the Company which would materially interfere with such transaction or negotiation or have a materially adverse effect on the Company. In such event the Company shall promptly give the Holders demanding registration written notice of such determination; provided that (i) upon such postponement by the Company, the Company shall be required to file such registration statement as soon as practicable after the Board of Directors of the Company shall determine, in its reasonable business judgment, that such registration and offering will not interfere with such transaction or negotiation, (ii) the Company may utilize this right once each year; provided, however, that the Company shall not utilize this right more than one time unless, prior to utilizing such right more than once each year, the Company delivers to the Holders an opinion of counsel to the Company, reasonably satisfactory to the Holders, to the effect that such postponement by the Company is necessary to avoid the public disclosure of material non-public information concerning a pending or ongoing material transaction or negotiation involving the Company,
(iii) the Holders who made such written request to effect such registration may, at any time in writing (until 10 days after they receive written notification from the Company that the Company intends to proceed with the filing of a registration statement), withdraw such request for such registration and therefore preserve the right provided in Section 7.3 hereof for such Holders to again request such registration, and (iv) the Exercise Period shall automatically be extended by an additional ninety (90) days.


                  (b) The Company shall pay all of its costs, fees and expenses (but not underwriting or selling commissions or expenses of the Holder(s)), in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all such costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c). If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period


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by such number of days as shall equal the delay caused by the Company's failure, and be liable for any or all damages as the Holder(s) may be entitled to as a matter of law.

                  (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as the Holder(s) shall reasonably designate; provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to (i) general service of process or to taxation or qualification as a foreign corporation doing business in such jurisdiction or (ii) qualification requirements which would require the Company to (A) amend its Articles of Incorporation or Bylaws or (B) rescind, modify or amend any action taken by the Board of Directors of the Company in accordance with their fiduciary obligations to the Company and its shareholders; provided, however, that the Company will make a good faith effort to obtain a waiver of any such requirement.

                  (d) Nothing contained in this Agreement shall be construed as requiring a Holder to exercise its Warrants prior to the closing of an offering pursuant to a registration statement referred to in Sections 7.2 or 7.3 hereof.

                  (e) In connection with any registration statement filed pursuant to Section 7.2 hereof, the Company shall furnish and address to each Holder participating in any underwritten offering and to each underwriter (if different from the Company's underwriter in such offering), (i) the opinion of counsel to the Company provided to the underwriters of the Company's underwritten offering, dated the effective date of such registration statement and the closing under the underwriting agreement with the Company's and/or the Holders' underwriter, and (ii) the "cold comfort" letter provided to the underwriters of the Company's underwritten offering, dated the effective date of such registration statement and the closing under the underwriting agreement with the Company's and/or the Holders' underwriter, signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (f) In connection with any registration statement filed pursuant to Section 7.3 hereof, the Company shall furnish and address to each Holder participating in any underwritten offering and to each underwriter, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and
(ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such


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registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                  (g) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen
(15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

                  (h) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below, and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

                  (i) The Company will indemnify, and, if such indemnity is unavailable, will agree to just and equitable contribution to, the Holders of Warrant Shares which are included in each registration statement referred to in Sections 7.2 and 7.3 hereof, and the underwriters of such Warrant Shares, substantially to the same extent as the Company has indemnified, and agreed to just and equitable contribution to, the Underwriters of its public offering of Common Stock pursuant to the Underwriting Agreement. Each selling Holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed any such registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such registration statement, any final prospectus, or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling Holder specifically for use in connection with the preparation of such registration statement, any final prospectus or any such amendment or supplement thereto; PROVIDED, HOWEVER, that the obligation of any Holder of Warrant Shares to indemnify the Company under the provisions of this paragraph (i) shall be limited to the product of the number of Warrant Shares being sold by the selling Holder and the market price of the Common Stock on the date of the sale to the public of these Warrant Shares.

                  (j) For purposes of this Agreement, the term "Majority," in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

                  (k) The Company shall promptly notify each Holder of Warrants and/or Warrant Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder promptly prepare and furnish to such Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                  (l) The Company shall enter into an underwriting agreement with the managing underwriters of an underwritten offering covered by Section
7.2 or 7.3 hereof. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                  (m) The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the holders of the Warrants and Warrant Shares representing a Majority of such securities.

         Section 8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES.

         8.1 DIVIDENDS AND DISTRIBUTIONS. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 8, the shares of Common Stock issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of shareholders entitled to receive such dividend or distribution.

         8.2 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         8.3 ADJUSTMENT IN NUMBER OF WARRANT SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Warrant Securities issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.4 RECLASSIFICATION. CONSOLIDATION. MERGER. ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to receive, upon exercise of such Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities of the Company for which such Warrant might have been exercised immediately prior to any such events.

         8.5 DETERMINATION OF OUTSTANDING COMMON STOCK. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par vale to no par value, or from no par value to par value.

         8.6 NOTICE OF ADJUSTMENT EVENTS. Whenever (a) the Company determines or
(b) it is probable, (whichever of the foregoing shall be the first to occur), that an event which would give rise to adjustments under this Section 8 is likely to occur, the Company shall mail to each Holder, at least twenty (20) days prior to the record date with respect to such event or, if no record date shall be established, at least twenty (20) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable in connection with such event.

         8.7 NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the kind of securities or property issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to this Section 8, the Company shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Holder promptly after each adjustment.

         8.8 PRESERVATION OF RIGHTS. The Company will not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

         8.9 WHEN NO ADJUSTMENT REQUIRED. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per Warrant Security; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 8.9 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; PROVIDED FURTHER, HOWEVER, that adjustments shall be required and made in accordance with the provisions of this Section 8 (other than this Section 8.9) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders of the Warrants. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/l00th of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 8, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         Section 9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         Section 10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Underlying Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         Section 11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the underlying Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and/or the Underlying Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants and the Underlying Warrants and all Underlying Warrants to be listed on all securities exchanges and/or included in the automated quotation system of the Nasdaq Stock Market (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be so listed and/or quoted.

         Section 12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or, except as otherwise set forth herein, to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

         Section 13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

                  (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

         Section 14. UNDERLYING WARRANTS. the form of the certificate representing the Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Public Warrant Agreement. Each Underlying Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase a fully paid and non-assessable share of Common Stock at an initial purchase price of $12.375 per share from __________________, 1999 until 5:00 p.m. New York time on ________________________, 2003 at which time the Underlying Warrants, unless the exercise period has been extended, shall expire. The exercise price of the Underlying Warrants and the number of shares of Common Stock issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section _____of the Public Warrant Agreement, which is hereby incorporated by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Public Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Underlying Warrant set forth in the Public Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Public Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided in this Agreement, the Underlying Warrants shall be governed in all respects by the terms of the Public Warrant Agreement. The Underlying Warrants shall be transferable in the manner provided in the Public Warrant Agreement, and upon any such transfer, a new Underlying Warrant certificate shall be issued promptly to the transferee. the Company covenants to, and agrees with, the Holder(s) that without the prior written consent of the Holder(s), which will not be unreasonably withheld, the Pubic Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Public Warrant Agreement to be sent to holders of Public Warrants.

         Section 15. SUPPLEMENTS AND AMENDMENTS. The Company and the Representatives may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Representatives) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representatives may deem necessary or desirable and which the Company and the Representatives deem shall not adversely affect the interests of the Holders of Warrant Certificates.

         Section 16. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

         Section 17. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement shall be deemed to have been made and delivered in the State of Florida and shall be governed as to validity, interpretation, construction; effect and in all other respects with the substantive laws of the State of Florida, without giving effect to the choice of laws rules thereof. The Company and each of the Holders (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and the Warrants issued hereunder shall be instituted exclusively in the state courts of Broward or Dade Counties, Florida ("Florida Courts") or in the United States District Court for the Southern District of Florida, (b) waives any objection which the Company or such Holder may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Florida Courts and-the United States District Court for the Southern District of Florida in any such suit, action or proceeding. The Company and each of the Holders each further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Florida Courts or in the United States District Court for the Southern District of Florida and agrees that service of process upon the Company or any Holder mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the Company or such Holder, as the case may be, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND EACH OF THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THE TERMS OF THIS AGREEMENT AND THE WARRANT CERTIFICATE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

         The Company, the Representatives and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         Section 18. ENTIRE AGREEMENT: MODIFICATION. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

         Section 19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

         Section 20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended to be, nor should they be construed as, part of this Agreement and shall be given no substantive effect.

         Section 21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company and the Representatives and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Representatives and any other registered Holder(s) of the Warrant Certificates or Warrant Securities. The Representatives shall have the right to designate Designees to receive all or any portion of the Warrants.

         Section 22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                GALACTICOMM TECHNOLOGIES, INC.

                                By:
                                   -----------------------------------------
                                   Peter Berg, Chief Executive Officer


                                SECURITY CAPITAL TRADING, INC.

                                By:
                                   -----------------------------------------
                                   Name:
                                   Title:

                                FIRST EQUITY CORPORATION
                                OF FLORIDA

                                By:
                                   -----------------------------------------
                                   William R. Fusselman, Senior Vice President

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE SECURITIES REPRESENTED HEREBY AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT

REFERRED TO HEREIN.

              EXERCISABLE ON OR COMMENCING _________________, 1999
             UNTIL 5:00 P.M., NEW YORK TIME,_________________, 2003

No. RW-                                           Warrants to Purchase
                                                  _______ shares of Common Stock
                                                  and/or ______ Common Stock
                                                  Purchase Warrants

                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that ____________, or registered assigns, is the registered holder of ____________ Warrants to purchase initially, at any time from , 1999 until 5:00 p.m., New York time, on , 2003 ("Expiration Date"), up to _________ fully paid and nonassessable shares of common stock, $.0001 par value ("Common Stock") of GALACTICOMM TECHNOLOGIES, INC., a Florida corporation (the "Company"), and Common Stock Purchase Warrants of the Company (one Common Stock Purchase Warrant entitling the owner to purchase one fully-paid and non-assessable share of Common Stock) at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $9.90 per share of Common Stock and $0.165 per Common Stock Purchase Warrant upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement, dated as of _______, 1998, among the Company, Security Capital Trading, Inc. and First Equity Corporation of Florida (the

"Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check payable to the order of the Company.

     No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; PROVIDED, HOWEVER, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ________, 1998

                                     GALACTICOMM TECHNOLOGIES, INC.

                                     By:
                                        ----------------------------------------
                                        Peter Berg, Chief Executive Officer

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

______ shares of Common Stock ;

______ Common Stock Purchase Warrants;

______ shares of Common Stock together with an equal number of Common Stock
       Purchase Warrants; or

______ shares of Common Stock together with
______ Common Stock Purchase Warrants.

and herewith tenders in payment for such securities a certified or official bank check payable to the order of Galacticomm Technologies, Inc. in the amount of $_________, all in accordance with the terms of the Warrant Agreement dated as of , 1998, by and between Galacticomm Technologies, Inc. and Security Capital Trading, Inc., and Firs Equity Corporation of Florida. The undersigned requests that a certificate for such securities be registered in the name of whose address is and that such Certificate be delivered to ___________________ whose address is ____________________________________________.

Dated:_________________, 199__

                                    Signature___________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)


                                    ____________________________________________
                                    Signature Guarantee

                          [FORM OF ELECTION TO PURCHASE
                            PURSUANT TO SECTION 3.2]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

______ shares of Common Stock ;

______ Common Stock Purchase Warrants;

______ shares of Common Stock together with an equal number of Common Stock
       Purchase Warrants; or

______ shares of Common Stock together with ______ Common Stock Purchase
       Warrants.

and herewith tenders in payment for such securities Warrants all in accordance with the terms of Section 3.2 of the Warrant Agreement dated as of , 1998, by and between Galacticomm Technologies, Inc. and Security Capital Trading, Inc., and Firs Equity Corporation of Florida. The undersigned requests that a certificate for such securities be registered in the name of whose address is and that such Certificate be delivered to ___________________ whose address is
____________________________________________.
Dated:___________________, 199__


                                    Signature___________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)


                                    ____________________________________________
                                    Signature Guarantee

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate)

  FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto


                ________________________________________________
                ________________________________________________
                ________________________________________________
                  (Please print name and address of transferee)

         this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within named Company, with full power of substitution.

         Dated:___________________________, 199__


                                    Signature:__________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Assignee)


                                    ____________________________________________
                                    Signature Guarantee